Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 24, 2025, relating to the consolidated financial statements of Outdoor Holding Company as of March 31, 2025.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

Houston, Texas
October 24, 2025